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                                                                     EXHIBIT (j)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 7, 2000 relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Reports to Shareholders of Heartland Select Value Fund, Heartland Value Plus Fund, Heartland Value Fund, Heartland Government Fund, Heartland Wisconsin Tax Free Fund, Heartland Short Duration High-Yield Municipal Fund, Heartland High-Yield Municipal Bond Fund and Heartland Taxable Short Duration Municipal Fund (portfolios of Heartland Group, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 28, 2000